SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

CORAUTUS GENETICS INC.

(Exact Name Of Registration As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6555 Nancy Ridge Drive

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 678-0000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 30, 2003, Corautus Genetics Inc. issued a news release, attached hereto as Exhibit 99.1, announcing that Boston Scientific Corporation has made an initial $9,000,000 equity investment in Corautus in exchange for 10% of Corautus’ equity on a fully-diluted basis, has paid a $1,000,000 license fee for certain intellectual property, and has committed to purchasing up to $15,000,000 of convertible debt from Corautus based on development milestones, for a combined potential of up to $25,000,000.

Item 7. Financial Statements and Exhibits.

(c)

Exhibit Number	Description
99.1	Press Release dated July 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.

Date: July 30, 2003	By:	/s/ Richard E. Otto
Richard E. Otto Chief Executive Officer